Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Record Revenues of $351 Million in 2007

20th Consecutive Quarter of Year-Over-Year Revenue Growth

MCLEAN, Va., February 1, 2008 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended December 31, 2007 (the fourth quarter of its 2007 fiscal year).

Fourth quarter 2007 revenue was $97.6 million versus $92.6 million for the fourth quarter of 2006, a 5% increase. This marked the twentieth consecutive quarter of year-over-year revenue growth. Revenue for the full year 2007 was $350.7 million versus $313.8 million for the full year 2006, a 12% increase. Product licenses revenue for the fourth quarter of 2007 was $31.7 million versus $36.6 million for the fourth quarter of 2006, a 13% decrease. Product support, services and other revenues for the fourth quarter of 2007 were $65.9 million versus $55.9 million for the fourth quarter of 2006, an 18% increase. Revenues from non-core operations, which consist of MicroStrategy’s Alarm.com subsidiary and Angel.com business unit, were $4.6 million for the fourth quarter of 2007 compared to $2.8 million for the fourth quarter of 2006.

Operating expenses for the fourth quarter of 2007 were $57.0 million versus $48.1 million for the fourth quarter of 2006, a 19% increase. The increase in fourth quarter operating expenses was primarily due to an increase in the worldwide employee headcount of our core business intelligence (BI) business and reflects the continued expansion in the fourth quarter of 2007 of our worldwide sales and services organization and administrative and IT support functions. Operating expenses related to Alarm.com and Angel.com were $5.5 million in the fourth quarter of 2007 compared to $2.7 million in the fourth quarter of 2006, a 102% increase. This increase in non-core operating expenses was primarily due to a bad debt allowance of $2.1 million related to our Alarm.com subsidiary recorded during the fourth quarter of 2007. Fourth quarter 2007 consolidated income from operations was $26.6 million, or 27% of revenue, versus $32.0 million, or 35% of revenue, for the fourth quarter of 2006. Net income for the fourth quarter of 2007 was $17.7 million, or $1.41 per share on a diluted basis, compared to $22.4 million, or $1.68 per share on a diluted basis, for the fourth quarter of 2006.

During the fourth quarter of 2007, MicroStrategy repurchased 252,675 shares of its class A common stock for $26.4 million at an average price per share of $104.46, including broker commissions.

As of December 31, 2007, MicroStrategy had 9,183,396 shares of class A common stock and 2,770,244 shares of class B common stock outstanding.

“During 2007, we recruited a substantial number of talented employees, significantly augmented our global business capacity, and welcomed many new customers,” said Arthur S. Locke, III, MicroStrategy’s Executive Vice President, Finance & Chief Financial Officer. “MicroStrategy achieved record revenues in the fourth quarter and sustained a high operating margin while continuing to expand its global reach. We are delighted with the progress we have made this past year and look forward to leveraging our strengths as an independent business intelligence company in 2008.”

New Customers and New Deals with Existing Customers in Q4 2007 Included:

Bell Canada; BMC West Corporation; Cancer Care Ontario; Chiquita Brands LLC; Classic Residence by Hyatt; Cox Communications; DHL; Emory Healthcare, Inc.; Freddie Mac; Group Health Incorporated; Guitar Center; Joe’s Crab Shack; New York and Co., Group Inc.; Novartis Pharmaceuticals Corporation; Nu Skin Enterprises; Pacific Sunwear; Republic Bank Limited; Republic National Distributing Company; RONA; Saint Elizabeth Health Care; Shoppers Drug Mart Inc.; Silverton Casino; Springs Global Participacões, S.A.; Stein Mart; The Bon Ton Stores Inc.; TVA Group; Unified Western Grocers; UNISYS Corporation; Universal Studios Hollywood; VHA Inc.; Wells Fargo Bank, N.A; Wells Fargo Home Mortgage; Wilton Industries, Inc.

Examples of Customer Deals from Q4 2007:

Classic Residence by Hyatt

Classic Residence by Hyatt is a national leader in luxury living for older adults that currently develops, owns, and operates upscale senior living communities from coast to coast. Classic Residence uses MicroStrategy reporting and dashboards across multiple strategic business areas, including Sales, Marketing, Finance, and Human Resources. Given the success of installed MicroStrategy projects, Classic Residence recently expanded its use of the MicroStrategy platform to evaluate and enhance operational performance and support its growing business intelligence requirements. A MicroStrategy customer for five years, Classic Residence cited ease-of-use and expanding functionality as reasons it recently expanded its use of MicroStrategy.

Joe’s Crab Shack

Joe’s Crab Shack, one of the largest seafood restaurant chains in America, has 119 locations in 28 states. A new MicroStrategy customer, Joe’s Crab Shack plans to use MicroStrategy’s information dashboards to track sales by region, store, and sales type, as well as to provide forecasts for sales trends across its chain of restaurants. In addition, MicroStrategy will be used for reporting across labor, productivity, and human resource management areas. MicroStrategy will enable Joe’s users to pull data from a wide variety of sources and combine this data onto reports and dashboards for enhanced insight and decision-making.

Republic Bank Limited

Republic Bank Limited, the leading bank in Trinidad and Tobago and one of the largest in the Eastern Caribbean, has selected MicroStrategy over Business Objects for reporting and analytics for its new data warehouse platform. MicroStrategy will replace Business Objects’ Crystal Reports to provide reporting and analysis capabilities for finance and business intelligence at the Republic Bank headquarters in Trinidad. MicroStrategy will enable Republic Bank employees to monitor key financial metrics and seamlessly drill into detailed reports to view underlying data. Using MicroStrategy, along with the HP Neoview data warehousing platform and a banking data model from Quadrant Risk Management, Republic Bank users will be able to obtain timely insights into financial performance and make analytically-based business decisions.

BI Market Debate: Open System vs. Closed System Solutions

Following the announced acquisitions of Cognos and Business Objects, MicroStrategy prepared a white paper with its views on the changing BI landscape. The white paper focuses on the contrasting dynamics of open system vs. closed system solutions and addresses the new set of issues for customers to consider as they evaluate their BI options in the changing BI market.

The white paper is available on the MicroStrategy website: http://www.microstrategy.com/Publications/Whitepapers.

License Replacement and Recruiting Programs

During Q4 2007, MicroStrategy announced two programs to attract customers and top talent from Cognos and Business Objects.

The MicroStrategy License Replacement program enables customers of Cognos and Business Objects to trade in their existing BI licenses for MicroStrategy licenses at little or no replacement cost. As a result of the announced acquisitions of Cognos and Business Objects, customers of these two BI vendors may have concerns about ongoing product support, product direction, and migration efforts.

MicroStrategy also launched a program to aggressively recruit qualified business intelligence professionals from Cognos and Business Objects. The goal of this program is to hire qualified sales, consulting, engineering, legal, marketing, and administrative professionals at Cognos and Business Objects who may be concerned about their job security. MicroStrategy held a worldwide Open House on November 29 and 30, 2007 at its offices in the following cities: Atlanta, Chicago, Dallas, Los Angeles, New York, San Francisco, Washington DC, London, Paris, Cologne, Madrid, Milan, Sao Paulo, Buenos Aires, Tokyo, Sydney, and Melbourne.

MicroStrategy World 2008:

MicroStrategy hosted its 11th annual user conference, MicroStrategy World 2008, January 14-17, 2008 in Miami, Florida. The conference featured keynote presentations, more than 120 business and technology sessions, and an exhibit hall showcasing MicroStrategy technology partners.

Executives from more than 25 companies presented case studies on how they use MicroStrategy software to improve operations, reduce inefficiencies, and enhance business performance. Presenting companies at MicroStrategy World 2008 included Bluegreen Corporation, Catalina Marketing, Con-way Freight, Corporate Express, Darden Restaurants, Gucci, H&R Block Financial Advisors, Lowe’s Companies, Meredith Corporation, Metcash Australia, MetLife, Nordstrom, Nygard International, The University of Miami, XM Satellite Radio, Yahoo!, and Yum! Brands.

At the conference, MicroStrategy honored several organizations for achieving outstanding business performance with their MicroStrategy-based business intelligence applications:

eBay: eBay was recognized for Excellence in Enterprise Business Intelligence. Many eBay employees rely on MicroStrategy for enterprise business intelligence reporting and analytics, with reports running against one of the largest Teradata® data warehouses in the world. MicroStrategy anchors a variety of applications that are deployed across eBay and its companies, including PayPal, Rent.com, and Shopping.com, among others.

GEICO: GEICO, a leading auto insurer, was recognized in the Data Scalability category for its use of MicroStrategy to analyze over 20 terabytes of customer and sales data. GEICO’s MicroStrategy applications have more than 1,500 users who execute over 2,000 analytical reports daily. With MicroStrategy’s dashboards and one-click analysis, GEICO personnel can gain greater insight into sales activity to enhance customer relationships and generate sales growth.

U.S. Postal Service: The U.S. Postal Service was honored in the User Scalability category. Approximately 30,000 managers in every major functional group at the U.S. Postal Service rely on MicroStrategy to improve operations, detect fraud, and increase efficiencies in mail service. The U.S. Postal Service runs over 140,000 reports weekly to monitor and analyze financial performance, on-time delivery performance, network efficiency, in-plant operations, and retail outlet performance.

Corporate Express US: Corporate Express US, one of the world’s largest business-to-business suppliers of essential office and computer products and services, was recognized in the Extranet Deployment category. Corporate Express customers use a MicroStrategy-powered extranet to run reports and analyze data related to their office supply purchases. More than 10,000 Corporate Express customers are expected to use this online service, which is available through Corporate Express’ award-winning EWAY Internet ordering site.

Ryder: Ryder’s CIO, Kevin Bott, received the MicroStrategy Individual Excellence in Business Intelligence award. Ryder’s business intelligence environment supports 10,000 users and more than 40,000 reports are run each week to help Ryder employees monitor fleet management and transportation service information. MicroStrategy supports a Fleet Management Services operational dashboard at Ryder that provides management with key performance indicators and early warning information. The Dedicated Contract Carriage operational dashboard provides management with at-a-glance trend information on drivers, equipment, trips, customer satisfaction, and other key performance indicators.

MicroStrategy Recognition from CMP’s Intelligent Enterprise and Retail Info Systems News:

MicroStrategy was selected by CMP’s Intelligent Enterprise for the prestigious 2008 Editors’ Choice Award. Intelligent Enterprise editors chose 48 companies that provide exceptional vision, technology innovation, and customer leadership in attaining strategic objectives. MicroStrategy was selected as a “Company to Watch” in the Business Intelligence category for its advanced technology and Dynamic Enterprise Dashboards™. Intelligent Enterprise made the following statement about MicroStrategy: “There is such a thing as best-of-breed technology. One of MicroStrategy’s strengths is user-friendly, Web 2.0-style animated dashboards. You get rich navigation with advanced visualizations, including spark lines and bullet graphs, that make the insight come alive.”

MicroStrategy was also recognized by Retail Info Systems (RIS) News as one of the top software providers for retailers. MicroStrategy was named to the RIS 2007 Software LeaderBoard, highlighting the top 45 software vendors for retailers. The LeaderBoard compares software companies serving the retail industry in a head-to-head ranking that is based largely on retailer evaluations. MicroStrategy ranked # 13 overall. In addition, MicroStrategy ranked # 8 on the Tier One list, which reflects the preferred software vendors of retailers with revenues greater than $1 billion. In a breakout of the three largest segments of retailers, MicroStrategy ranked in the top 10 in two of the three segments: specialty retailing and apparel/footwear.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 8, MicroStrategy Business Intelligence Platform, MicroStrategy Dynamic Enterprise Dashboards, MicroStrategy Mobile, and MicroStrategy Integrity Manager are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8 software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues
Product licenses	$31,736	$36,645	$100,344	$107,383
Product support, services and other revenues	65,860	55,909	250,330	206,440

Total revenues	97,596	92,554	350,674	313,823

Cost of Revenues
Product licenses	899	641	3,055	2,763
Product support, services and other revenues	13,155	11,871	57,439	41,623

Total cost of revenues	14,054	12,512	60,494	44,386

Gross profit	83,542	80,042	290,180	269,437

Operating Expenses
Sales and marketing	31,503	26,616	111,552	88,416
Research and development	10,402	8,357	36,662	34,133
General and administrative	15,057	13,094	53,673	47,028
Amortization of intangible assets	17	17	71	71

Total operating expenses	56,979	48,084	201,958	169,648

Income from operations	26,563	31,958	88,222	99,789

Financing and Other Income
Interest income, net	866	759	3,648	2,820
Other income (expense), net	122	(388)	(683)	(1,248)

Total financing and other income	988	371	2,965	1,572

Income before income taxes	27,551	32,329	91,187	101,361
Provision for income taxes	9,877	9,977	32,719	30,485

Net income	$17,674	$22,352	$58,468	$70,876

Basic earnings per share	$1.47	$1.77	$4.74	$5.46
Diluted earnings per share	$1.41	$1.68	$4.55	$5.20
Basic weighted average shares outstanding	12,055	12,662	12,325	12,987
Diluted weighted average shares outstanding	12,556	13,277	12,853	13,633

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Alarm.com		Angel.com		Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2007	2006	2007	2006	2007	2006	2007	2006
Revenues
Product licenses	$31,736	$36,645	$—	$—	$—	$—	$31,736	$36,645
Product support and services	61,296	53,134	—	—	—	—	61,296	53,134
Alarm.com hardware and services revenue	—	—	2,369	1,229	—	—	2,369	1,229
Angel.com telephony services	—	—	—	—	2,195	1,546	2,195	1,546

Total revenues	93,032	89,779	2,369	1,229	2,195	1,546	97,596	92,554

Cost of Revenues
Product licenses	899	641	—	—	—	—	899	641
Product support and services	12,181	10,563	—	—	—	—	12,181	10,563
Alarm.com hardware and services	—	—	593	960	—	—	593	960
Angel.com telephony services	—	—	—	—	381	348	381	348

Total cost of revenues	13,080	11,204	593	960	381	348	14,054	12,512

Gross profit	79,952	78,575	1,776	269	1,814	1,198	83,542	80,042

Operating Expenses
Sales and marketing	29,841	25,164	289	325	1,373	1,127	31,503	26,616
Research and development	9,417	7,476	356	291	629	590	10,402	8,357
General and administrative	12,214	12,712	2,738	382	105 (a)	— (a)	15,057	13,094
Amortization of intangible assets	17	17	—	—	—	—	17	17

Total operating expenses	51,489	45,369	3,383	998	2,107	1,717	56,979	48,084

Income (loss) from operations	28,463	33,206	(1,607)	(729)	(293)	(519)	26,563	31,958

Financing and Other Income
Interest income (expense), net	893	759	(27)	—	—	—	866	759
Other income (expense), net	122	(388)	—	—	—	—	122	(388)

Total financing and other income	1,015	371	(27)	—	—	—	988	371

Income (loss) before income taxes	$29,478	$33,577	$(1,634)	$(729)	$(293)	$(519)	27,551	32,329
Provision for income taxes							9,877	9,977

Net income							$17,674	$22,352

Basic earnings per share							$1.47	$1.77

Diluted earnings per share							$1.41	$1.68

Basic weighted average shares outstanding							12,055	12,662

Diluted weighted average shares outstanding							12,556	13,277

(a) An insignificant amount of general and administrative services is provided to the Angel.com business unit by MicroStrategy’s core business operations.

	Core BI Business		Alarm.com		Angel.com		Consolidated
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006	2007	2006	2007	2006
Revenues
Product licenses	$100,344	$107,383	$—	$—	$—	$—	$100,344	$107,383
Product support and services	227,917	197,915	—	—	—	—	227,917	197,915
Alarm.com hardware and services revenue	—	—	15,301	3,537	—	—	15,301	3,537
Angel.com telephony services	—	—	—	—	7,112	4,988	7,112	4,988

Total revenues	328,261	305,298	15,301	3,537	7,112	4,988	350,674	313,823

Cost of Revenues
Product licenses	3,055	2,763	—	—	—	—	3,055	2,763
Product support and services	45,662	37,695	—	—	—	—	45,662	37,695
Alarm.com hardware and services	—	—	9,953	2,834	—	—	9,953	2,834
Angel.com telephony services	—	—	—	—	1,824	1,094	1,824	1,094

Total cost of revenues	48,717	40,458	9,953	2,834	1,824	1,094	60,494	44,386

Gross profit	279,544	264,840	5,348	703	5,288	3,894	290,180	269,437

Operating Expenses
Sales and marketing	104,525	83,261	1,116	1,006	5,911	4,149	111,552	88,416
Research and development	32,464	31,196	1,491	1,066	2,707	1,871	36,662	34,133
General and administrative	49,331	45,743	4,230	1,285	112 (a)	— (a)	53,673	47,028
Amortization of intangible assets	71	71	—	—	—	—	71	71

Total operating expenses	186,391	160,271	6,837	3,357	8,730	6,020	201,958	169,648

Income (loss) from operations	93,153	104,569	(1,489)	(2,654)	(3,442)	(2,126)	88,222	99,789

Financing and Other Income
Interest income (expense), net	3,675	2,820	(27)	—	—	—	3,648	2,820
Other expense, net	(683)	(1,248)	—	—	—	—	(683)	(1,248)

Total financing and other income	2,992	1,572	(27)	—	—	—	2,965	1,572

Income (loss) before income taxes	$96,145	$106,141	$(1,516)	$(2,654)	$(3,442)	$(2,126)	91,187	101,361
Provision for income taxes							32,719	30,485

Net income							$58,468	$70,876

Basic earnings per share							$4.74	$5.46

Diluted earnings per share							$4.55	$5.20

Basic weighted average shares outstanding							12,325	12,987

Diluted weighted average shares outstanding							12,853	13,633

(a) An insignificant amount of general and administrative services is provided to the Angel.com business unit by MicroStrategy’s core business operations.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2007	2006
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$85,194	$78,980
Restricted cash and investments	2,982	3,799
Accounts receivable, net	52,214	54,468
Prepaid expenses and other current assets	12,681	8,649
Deferred tax assets, net	29,652	29,510

Total current assets	182,723	175,406

Property and equipment, net	9,544	11,102
Capitalized software development cost, net	2,340	1,903
Deposits and other assets	11,433	2,461
Deferred tax assets, net	35,347	57,944

Total Assets	$241,387	$248,816

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$23,469	$24,378
Accrued compensation and employee benefits	39,214	31,872
Deferred revenue and advance payments	64,302	56,578

Total current liabilities	126,985	112,828

Deferred revenue and advance payments	1,936	1,127
Other long-term liabilities	9,137	1,710

Total Liabilities	138,058	115,665

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,112 shares issued and 9,183 shares outstanding, and 13,972 shares issued and 9,918 shares outstanding, respectively	14	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,770 and 2,775 issued and outstanding, respectively	3	3
Additional paid-in capital	448,229	440,768
Treasury stock, at cost; 4,929 and 4,054 shares, respectively	(357,804)	(268,776)
Accumulated other comprehensive income	2,929	3,123
Retained earnings (Accumulated deficit)	9,958	(41,981)

Total Stockholders’ Equity	103,329	133,151

Total Liabilities and Stockholders’ Equity	$241,387	$248,816

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve months ended
	December 31,
	2007	2006
	(unaudited)	(audited)
Operating activities:
Net income	$58,468	$70,876
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	7,596	7,635
Bad debt provision	3,481	1,020
Deferred taxes	26,137	26,528
Share-based compensation	548	1,341
Excess tax benefits from share-based payment arrangements	(3,270)	(4,479)
Other, net	160	160
Changes in operating assets and liabilities:
Accounts receivable	(103)	(10,727)
Prepaid expenses and other current assets	(3,697)	(2,108)
Deposits and other assets	(1,434)	(117)
Accounts payable and accrued expenses, compensation and employee benefits	3,765	7,105
Deferred revenue and advance payments	5,001	7,891
Other long-term liabilities	1,244	(706)

Net cash provided by operating activities	97,896	104,419

Investing activities:
Proceeds from maturities of short-term investments	—	112,666
Purchases of short-term investments	—	(58,900)
Advance deposits on purchase of property and equipment	(7,500)	—
Purchases of property and equipment, net	(3,476)	(4,496)
Capitalized software development costs	(2,650)	(310)
Decrease in restricted cash and investments	931	1,372

Net cash (used in) provided by investing activities	(12,695)	50,332

Financing activities:
Proceeds from sale of class A common stock under employee stock purchase plan and exercise of employee stock options	3,293	6,094
Excess tax benefits from share-based payment arrangements	3,270	4,479
Purchases of treasury stock	(89,028)	(131,959)

Net cash used in financing activities	(82,465)	(121,386)
Effect of foreign exchange rate changes on cash and cash equivalents	3,478	3,297

Net increase in cash and cash equivalents	6,214	36,662
Cash and cash equivalents, beginning of period	78,980	42,318

Cash and cash equivalents, end of period	$85,194	$78,980